Exhibit 10.27(b)

Stock Option Award Certificate (NON-QUALIFIED OPTION)	ID: XXXXXXXX 88 Sidney Street Cambridge, MA 02139

«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME» «ADDRESS_LINE1» «ADDRESS_LINE2» «ADDRESS_LINE3» «CITY», «STATE» «ZIP_CODE»	Option Number: Plan: ID:	«NUM» «PLAN_NAME» «ID»

Effective «GRANT_DATE», you have been granted a non-qualified Option to buy «SHARES_GRANTED» shares of Alkermes, Inc. (the “Company”) common stock at «OPTION_PRICE» per share.
The total option price of the shares granted is «TOTAL_OPTION_PRICE».
The right to acquire the shares subject to the Option will become fully vested on the dates shown below. The Option shall expire on the earlier to occur of: the 10 th anniversary of the date of grant or three months after termination of your service relationship with the Company (unless otherwise provided below). .

Shares	Vest Date
«SHARES_PERIOD1»
«SHARES_PERIOD2»
«SHARES_PERIOD3»
«SHARES_PERIOD4»
In the event of the termination of your employment with the Company by reason of retirement, the vesting and exercisability of the Option shall be accelerated, and the period during which the Option (to the extent it is exercisable on the date of retirement) may be exercised shall be extended, as follows:

Exercise period following date of
Age at retirement and full years of cumulative service as an		termination of employment by reason of
employee of the Company at retirement (but not including any		retirement (but not beyond the original term
service in a non-employment relationship with the Company)	Acceleration of vesting date	of the Option)
60 or over and at least 6 years	1 year	1 year
62.5 or over and at least 8 years	2 years	2 years
65 or over and at least 10 years	4 years	3 years
In the event of the termination of your employment with the Company (but not the termination of a non-employment relationship with the Company) by reason of death or permanent disability,

the Option shall vest and be exercisable in full on such termination of employment and the period during which the Option (to the extent that it is exercisable on the date of termination of employment) may be exercised shall be three (3) years following the date of termination of employment by reason of death or permanent disability, but not beyond the original term of the Option.
The foregoing Option has been granted under and is governed by the terms and conditions of this Certificate and the Alkermes 2008 Stock Option and Incentive Plan.

Alkermes, Inc.	Date

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